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                                   FORM 8-A



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                     ORTHODONTIC CENTERS OF AMERICA, INC.
            (Exact Name of Registrant as Specified in its Charter)

           Delaware                                   72-1278948
           --------                                   ----------
 (State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

    5000 Sawgrass Village Circle, Suite 25,
        Ponte Vedra Beach, Florida                        32082
       ---------------------------                        -----
   (Address of Principal Executive Offices)             (Zip Code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class              Name of each exchange on which
          to be so registered              each class is to be registered
          -------------------              ------------------------------

      Common Stock, $.01 par value              New York Stock Exchange


     Securities to be registered pursuant to Section 12(g) of the Act:



                                       None
                                       ----
                                 (Title of Class)


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          For a description of the Registrant's Common Stock, reference is made to the information set forth under the caption "Description of Capital Stock" in the Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, forming a part of the Registrant's Registration Statement on Form S-1 (Registration No. 33-85326), which information is incorporated herein by reference.



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ITEM 2.  EXHIBITS.

     The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part II of the Instructions as to Exhibits on Form 8-A have been duly filed with the New York Stock Exchange:



     (1) Annual Report on Form 10-K for the year ended December 31, 1996 of the Registrant and an amendment thereto on Form 10-K/A-1, as filed with the Commission on April 18, 1997;

     (2) Quarterly Reports on Form 10-Q for the three-month periods ended March 31 and June 30, 1997 of the Registrant;

     (3)  1997 Proxy Statement of the Registrant;

     (4)  (i)  Restated Certificate of Incorporation of the Registrant,

          (ii) Bylaws of the Registrant;

     (5)  Specimen Common Stock Certificate of the Registrant; and

     (6)  1996 Annual Report to Stockholders of the Registrant.






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                                  SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    ORTHODONTIC CENTERS OF AMERICA, INC.


Date: October 6, 1997               By: /s/  GASPER LAZZARA, JR., D.D.S.
                                       ------------------------------------
                                       Gasper Lazzara, Jr., D.D.S.
                                       Chairman and Chief Executive Officer


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